UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2014 (August 18, 2014)

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-16633	84-1460811
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

303-381-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2014, and on the recommendation of the Compensation Committee, the independent directors of the Board of Directors of Array BioPharma Inc. (the “Company”) approved the performance bonus program for annual bonus awards that may be earned by employees of the Company, including the Company’s executive officers, for fiscal 2015. Under the bonus program, certain of the Company’s employees, including its executive officers, will be entitled to earn a bonus payable in cash, stock or stock option equivalents based upon the achievement of certain specified performance goals and objectives relating to the Company and to each individual participant. To the extent the corporate and individual performance goals are met, each participant may be eligible to receive a target bonus calculated by multiplying the participant’s base salary by a percentage value later assigned to the participant or to his or her position with the Company by the Compensation Committee. A percentage of this target bonus amount may be awarded following the end of the fiscal year to the extent the Compensation Committee determines the corporate and individual performance goals are met. The plan can be amended in whole or in part by the Compensation Committee at any time until paid. The Compensation Committee recommended, and the independent directors of the Board, approved the specific performance goals for fiscal 2015 under the performance bonus program. The performance bonuses for 2015 will be based both on individual performance and on the Company’s performance relative to the following performance criteria: revenues, earnings per share, license revenue, year-end cash, discovery research goals and clinical development goals. Threshold, target and stretch targets were established for each of the goals, with threshold achievement resulting in 70% payout, target achievement resulting in 100% payout and stretch achievement resulting in 150% payout under the program. In determining the bonus awards for fiscal 2015, the foregoing goals will be weighted at the target level as follows: financial goals 20%; discovery research goals 20%; clinical development goals 60%. A description of the performance bonus program is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

On August 18, 2014, the Compensation Committee also approved the grant of restricted stock units, or RSU’s, to the Company’s chief executive officer, chief financial officer and next three most highly compensated executive officers during fiscal 2013 (collectively referred to as our named executive officers) as well as to certain other executive officers of the Company. The RSU’s were issued under the Array BioPharma Inc. Amended and Restated Stock Incentive Plan and a form of Restricted Stock Unit Agreement, a copy of which is attached hereto as exhibit 10.2. The number of RSU’s granted to the Company’s named executive officers who remain employed by the Company is as follows: Mr. Ron Squarer, 155,762, Mr. Michael Carruthers, 25,655, Dr. David Snitman, 22,906, and Dr. Mike Needle, 32,069. The RSU’s only vest upon achievement of certain milestones relating to a program licensed by the Company to Novartis International Pharmaceutical Ltd., with one half vesting upon achievement of the first milestone relating to the return of commercialization rights for binimetinib to the Company that have been licensed to Novartis International Pharmaceutical Ltd. and one half vesting upon achievement of the second milestone on or prior to the fourth anniversary of the grant date, in each case subject to continued service with the Company as of each vesting date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 — Description of performance bonus program

10.2 — Form of Restricted Stock Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2014	Array BioPharma Inc.

	By:	/s/ R. Michael Carruthers
R. Michael Carruthers
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Description of performance bonus program
10.2	Form of Restricted Stock Unit Agreement*

*  Management contract or compensatory plan.